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                          AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is entered into this 17 day of April, 1996, by and between ENERGY WEST, INCORPORATED, formerly known as Great Falls Gas Company, of P.O. Box 2229, No. 1 River Park Tower, Great Falls, MT 59403-2229 (the "Borrower") and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Great Falls, National Association, a national banking association with offices located at 21 Third Street North, P.O. Box 5011, Great Falls, MT 59403-8200 (the "Bank").

A. Borrower and Bank entered into a Credit Agreement dated January 18, 1995 (the "Agreement"), pursuant to which the Bank made available to Borrower a revolving credit line in the amount of $8,000,000.00 for working capital purposes ("Credit 1"), loans to customers of Borrower in an amount not to exceed $2,100,000.00 in the aggregate outstanding at any time ("Credit 2"), loans to customers of Borrower whose applications had been previously rejected in an amount not to exceed $100,000.00 in the aggregate outstanding at any time ("Credit 3"), and a standby letter of credit facility in the amount of $1,000,000.00 (the "LC Facility").

B. Borrower has requested Bank to make amendments to the Agreement, including an increase of the maximum available under Credit 1 to $11,000,000.00, and Bank, subject to the terms and conditions herein and in the Agreement, is willing to make such amendments.

NOW, THEREFORE, in consideration of the premises and of other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

1. In the first paragraph of the RECITALS and in Sections 1.6. and 2.1. of the Agreement "EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00)" is hereby changed to "ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00)".

2. Sections 1.13., 2.6., 2.7., and 2.8., relating to issuance of standby letters of credit are hereby deleted in their entirety.

3. Section 2.2. of the Agreement is deleted in its entirety and replaced with the following:

     2.2. Interest on the unpaid principal of the Note shall be calculated at an annual rate of ONE QUARTER OF ONE percent (1/4%) less than the Base Rate in effect from time to time on the basis of the actual number of days elapsed in a year of 360 days. Each change in the Base Rate shall take effect on the first day of the month immediately succeeding such change. The foregoing notwithstanding, Borrower shall have the option, in $1,000,000.00 minimum increments, to fix interest rates for 30, 60, or 90 day periods at 250 basis points over the LIBOR for such period. "LIBOR" means the average (rounded upward, if necessary, to the nearest one-eighth of one percent) of offered rates for dollar deposits in immediately available funds in the London market based on quotations at five major banks for a period, and in an amount, comparable to the interest period and principal amount of the portion of the loan for which the LIBOR option has been chosen, as such rates are published from time to time in the Money Rates section of the Wall Street Journal.

4. In Section 2.3. of the Agreement, the date February 1, 1995, is hereby changed to April 1, 1996.

5. There is hereby added at the end of Section 6.3. of the Agreement, the following:

     The foregoing notwithstanding, Borrower shall be permitted to incur additional indebtedness to entities other than the Bank provided that, (i) the Borrower notifies the Bank of its intention to do so prior to the incurring of such additional indebtedness, (ii) the Borrower agrees hereby to an

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     immediate and permanent decrease in the Credit to a maximum of
     $5,000,000.00 (the "New Credit Limit"), and (iii) the Borrower remits to the Bank prior to the incurring of such additional indebtedness an amount sufficient to eliminate the Credit balance, if any, in excess of the New Credit Limit.

6. In Section 4.5 of the Agreement, the date June 30, 1994, is hereby changed to June 30, 1995, and the date November 30, 1994, both times that it appears in the section, is hereby changed to February 29, 1996.

7. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

8. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Montana.

Executed as of the date and year first above written.

NORWEST BANK MONTANA,
NATIONAL ASSOCIATION,
Formerly known as Norwest Bank Great Falls,
National Association




By:  /s/ John A. Koslosky
   ---------------------------------------------
     John A. Koslosky, Vice President

ENERGY WEST, INCORPORATED




By:  /s/ Edward J. Bernica
   --------------------------------------------
     Edward J. Bernica, Vice President and CFO




By:  /s/ William J. Quast
   --------------------------------------------
     William J. Quast, Vice President, Treasurer
     and Controller